Exhibit 99.1

FOR RELEASE:		May 11, 2011

Contact:	Douglas J. Glenn
Executive Vice President, General Counsel and
Chief Operating Officer
(757) 217-3634

GATEWAY BANK PROMOTES CHARLES E. PARKER, III TO PRESIDENT, OUTER BANKS MARKET AND NAMES RONALD K. BENNETT SENIOR MARKET DEVELOPMENT OFFICER

NORFOLK, VA., May 11, 2011, Hampton Roads Bankshares, Inc. (Nasdaq:  HMPRD) (the “Company”), the holding company for Bank of Hampton Roads and Shore Bank, today announced that Gateway Bank & Trust Co. (“Gateway Bank”), a division of Bank of Hampton Roads, has promoted Charles E. Parker, III to President, Outer Banks Market.  Gateway Bank has also named Ronald K. Bennett as Senior Market Development Officer and Chairman of its Outer Banks Community Board.

Parker has over 27 years of banking experience, most recently serving as Senior Vice President and Commercial Lender at Gateway Bank.  In his new role, he will oversee all commercial banking in the Outer Banks market.  Parker has an extensive community service record in the region, serving as a current board member for Fellowship of Christian Athletes NE-NC, Outer Banks Community Development Corporation, and Outer Banks Crime Line, and as a member of the Outer Banks Kiwanis Club.

“Continuing to work and live in the Outer Banks community is a blessing.  I look forward to the opportunities the Market President role presents,” said Parker.  “Our customers, co-workers, and board members make Gateway Bank a first class financial institution and I am excited about our future.”

With over 38 years in the banking industry, Bennett will be responsible for expanding Gateway Bank’s presence in the Outer Banks Market and leading its Community Board, which he was instrumental in developing.   He currently serves on the Board of Directors for Pathways International, Coastal Studies Institute Foundation, and the Juvenile Crime Prevention Council for Dare County, and is a member of North Banks Rotary Club.

“I am thrilled to be able to continue working with the best group of bankers anywhere and to be able to devote my full efforts to business development,” said Bennett.  “Based on our employees’ unwavering commitment to excellent customer service and the strong leadership of senior management, the future looks very bright for our Company.”

John A. B. “Andy” Davies, Jr., the Company’s President and Chief Executive Officer, said, “Chuck and Ron have been instrumental in building the Gateway Bank franchise on the Outer Banks.  Their leadership, industry knowledge, and community dedication are exemplary - they are a true asset to our organization and the communities we serve.”

Caution about Forward-Looking Statements

Certain information contained in this discussion may include “forward-looking statements.”  These forward-looking statements relate to the Company’s bright future and any potential implication regarding future results that may arise from such statements.  There can be no assurance that the Company will be able to achieve these forward looking statements or the results that may be implied by such statements.  Factors that may cause expected results or anticipated events or circumstances discussed in this press release to not occur or differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, and other filings made with the Securities and Exchange Commission.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia.  The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, Bank of Hampton Roads operates forty-eight banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPRD.”  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.
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